AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1999

                                       REGISTRATION STATEMENT NO. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                        COMPLETE WELLNESS CENTERS, INC.
              ----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
          ------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   52-1910135
                      ------------------------------------
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)


                        666 11TH STREET, N.W., SUITE 200,
                             WASHINGTON, D.C. 20001
                    ----------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                             1994 STOCK OPTION PLAN
                       1996 STOCK OPTION PLAN, AS AMENDED
         1996 RESTRICTED STOCK OPTION PLAN FOR HEALTH CARE PROFESSIONALS
                    1998 OUTSIDE DIRECTORS STOCK OPTION PLAN
         ---------------------------------------------------------------
                           (FULL TITLE OF THE PLANS)


            JOSEPH RAYMOND, JR., CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              666 11TH STREET, N.W.
                                   SUITE 200,
                             WASHINGTON, D.C. 20001
           -----------------------------------------------------------
           (NAME AND ADDRESS, INCLUDING ZIP CODE OF AGENT FOR SERVICE)

                                 (202) 639-9700
           -----------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:
                                HANK GRACIN, ESQ.
                               LEHMAN & EILEN LLP
                      50 CHARLES LINDBERGH BLVD., SUITE 505
                            UNIONDALE, NEW YORK 11553

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

                                    Proposed                  Proposed
                                    Maximum                   Maximum
Amount and                          Amount                    Offering          Aggregate
Title of Securities                 to be                     Price Per         Offering         Registration
to be Registered                    Registered                Share*            Price*           Fee

-------------------------------------------------------------------------------------------------------------
Common Stock, $.0001665 par
value, under the 1994
Stock Option Plan                   400,000                   $2.00             $  800,000       $222.40

Common Stock, $.0001665
par value, under the
1996 Stock Option Plan,
as amended                          400,000                   $2.00             $  800,000       $222.40

Common Stock, $.0001665
par value, under the
1996 Restricted Stock
Option Plan for Health Care
Professionals                       100,000                   $2.00             $  200,000       $ 55.60

Common Stock, $.0001665
par value, under the
1998 Outside Directors
Stock Option Plan                    50,000                   $2.00             $  100,000       $ 27.80

                  TOTALS            950,000                   $2.00             $1,900,000       $528.20
                                    =======                   =====             ==========       =======

*Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the closing sales price of the Registrant's Common Stock as reported on NASDAQ on August 9, 1999.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this registration statement.

                 (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

                 (b) Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1998, as amended, June 30, 1998, as amended, September 30, 1998, as amended, and March 31, 1999.

                 (c) Registrant's Current Reports on Form 8-K dated March 15, 1999, March 12, 1999, March 9, 1999, December 30, 1998, December 3, 1998,
September 21, 1998, August 21, 1998, July 10, 1998, June 3, 1998, March 12,
1998, February 9, 1998 and January 16, 1998.

                 (d) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on February 7, 1997 under Section 12 of the Securities Exchange Act of 1934.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

         Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VII of the Registrant's Bylaws provides for mandatory indemnification of its directors and permissible indemnification of its officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with its officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is also made to Section XII B of the Investor Rights Agreement, which contains provisions indemnifying officers and directors of the Registrant against certain liabilities. Reference is also made to the Underwriting Agreements entered into in connection with the Company's initial public offering indemnifying officers and directors of the Company and other persons against certain liabilities, including those arising under the Act.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.   EXHIBITS

       Exhibit
       Number     Description of Document
       -------    -------------------------------------------------------------

         4.1 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form SB-2 (File No. 333-18291), as amended.)

         4.3      1994 Stock Option Plan

         4.4      1996 Stock Option Plan, as amended

         4.5      1996 Restricted Stock Option Plan for Health Care
                  Professionals

         4.6      1998 Outside Directors Stock Option Plan

         5.1      Opinion of counsel re: legality of securities being registered

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Amper, Politziner & Mattia, P.A.

         23.3     Consent of Counsel (included in Exhibit 5.1).


Item 9.   UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Washington, D.C., on the 13th day of August, 1999.

                           COMPLETE WELLNESS CENTERS, INC.

                           By /s/ Joseph Raymond, Jr.
                           -------------------------------------------
                           Joseph Raymond, Jr., Chairman of the Board
                           and Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                                                      Date


/s/ Joseph Raymond, Jr.                                         August 13, 1999
-------------------------
Name: Joseph Raymond, Jr.
Title: Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)


/s/ Sergio Vallejo                                              August 13, 1999
-------------------------
Name: Sergio Vallejo
Title: President, Chief Operating Officer and Director


/s/ E. Eugene Sharer                                            August 13, 1999
-------------------------
Name: E. Eugene Sharer
Title: Director


/s/ Jack Pawlowski                                              August 13, 1999
-------------------------
Name: Jack Pawlowski
Title: Director


/s/ Eric Kaplan                                                 August 13, 1999
-------------------------
Name: Eric Kaplan
Title: Director


/s/ Michael Brigante                                            August 13, 1999
-------------------------
Name: Michael Brigante
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)

                  INDEX TO EXHIBITS

       Exhibit
       Number     Description of Document
       -------    --------------------------------------------------------------

         4.1 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form SB-2 (File No. 333-18291), as amended.)

         4.3      1994 Stock Option Plan

         4.4      1996 Stock Option Plan, as amended

         4.5      1996 Restricted Stock Option Plan for Health Care
                  Professionals

         4.6      1998 Outside Directors Stock Option Plan

         5.1      Opinion of counsel re: legality of securities being registered

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Amper, Politziner & Mattia, P.A.

         23.3     Consent of Counsel (included in Exhibit 5.1).